Exhibit 99.1

October 11, 2011

Dear Shareholder,

It is my pleasure to communicate directly with you as the CEO of Cleartronic. Larry Reid and I, as well as other members of the Cleartronic team, have been very busy analyzing the Company’s situation, as well as its opportunities, and working hard to develop an entrepreneurial strategy that maximizes shareholder value.

The primary purpose of this letter is to provide some background on the management team (since I am new, mostly about myself) and our vision for Cleartronic’s future.

A Serial Entrepreneur

First, a little of my own background: I am a “serial entrepreneur.” I have an undergraduate degree in Electrical Engineering with a specialization in Communications and Signal Processing systems. I also have an MBA.

I spent the first half of my career in the defense industry, starting in the mid-1980’s. I led various projects and teams, including a series of roles at Ford Aerospace, which became Loral – which, in turn, eventually became Lockheed Martin.

During my time with those companies, I specialized in looking within and among our ever-growing array of company assets for various pockets of technology that we might reinvent – and potentially introduce to one or more commercial markets.

Once the Cold War ended, the defense industry underwent a period of consolidation. The idea of finding commercial sector “insertion points” for military-funded technology became a high priority for defense contractors.

I was involved in this activity – identifying prospective commercial sector applications for military technologies – for over 10 years. Through that period, I developed skills as well as a “process” for taking an existing business or technology, evaluating it in great detail, and then identifying emerging, high-growth markets that offered a matching opportunity.  Once those opportunities were identified, we developed and executed business strategies for those businesses.

I had a great run of this activity under Loral, as it was one of Loral’s main corporate initiatives. We looked at and developed businesses ranging from medical imaging systems for radiologists to digital cable television. As you might expect, we had our fair share of wins, losses and draws when it came to developing and introducing commercially viable products.

Eventually, I ran a significant business unit for Lockheed Martin that involved various communications and wireless technologies. I launched a venture capital-funded company where we purchased technology from Lockheed Martin and started a telecommunications company.  That was very successful until the telecom industry imploded when the tech bubble burst. During that experience, I raised significant investment dollars and worked with leading investment banks including Goldman Sachs, Credit Suisse First Bank, and many others.

So being a serial entrepreneur means that I help companies reinvent themselves to target higher growth markets. I have done this successfully several times over the years, with some very successful exits.

Bringing “The Process”

I have developed a standard process to really examine a company, leading them through the reinvention process and into new and different markets. Typically, these are more attractive than a subject company’s legacy markets in that they offer higher growth, address “emerging” commercial environments, and provide significant upside to shareholders.

I met Larry Reid and Mike Gutowski (Cleartronic’s legacy management team) through the Company’s law firm, which recommended that I evaluate the potential opportunities and consider becoming involved.

Well, I have been involved for some time now.  We have executed the process I described above and we are thrilled with the results of our new strategic direction.  The core strategy leverages existing technologies.  It is highly scalable. And it targets large, potentially even billion-dollar target markets.

Adapting Technology to Exploit Change

Cleartronic was set up with the intention of launching multiple technology businesses around a common theme: leveraging communications of all kinds (varieties of wireless, wired and alternative communications).

VoiceInterop is the first business launched around this theme. It is a well-established business that focuses on leveraging Voice Over Internet Protocol (VoIP) technology to unify communications among various radio systems, cellular systems and other communications modalities. We believe there is potential for ongoing growth in this business over time and we continue to explore those opportunities. We will update you further as events warrant.

We also executed the process I outlined above to see how to take Cleartronic into new and different directions. We aimed for commercial paths that place us in one or more “hot” emerging markets with explosive growth potential, as well as significant potential upside in shareholder value. Like you, after all, we are equity investors and hold significant equity stakes in our enterprises.

Earlier in the summer we announced our first implementation of our new strategy with the introduction of the PeakPowerNet business unit.  Our first product offering is branded as “Plugaroo,” and I want to tell you about this business.

Plain and simple, Plugaroo is an exciting, consumer-facing business that allows consumers to automatically save money on their monthly utility bills.  It is a more elegant and smarter solution than any “smart grid” or “smart meter” systems we have yet seen introduced into the commercial arena.

We developed a managed service and system that will automatically reduce a customer’s home energy consumption without them having to do anything. The cost savings begin as soon as the system is installed -- and they (the savings) never stop.

Responding to Macro Trends

The utility companies are changing the way they charge people for energy usage. Today, they typically apply “flat” rates based on every kilowatt-hour used.  Some have gone to “tiered” pricing, like a cell phone system, so that once a consumer exceeds a certain amount of kilowatt-hours consumed, the rates are higher for additional hours.

Well, that is today.  Tomorrow will be something else.  Utilities are moving to something called “dynamic rate tariff” structures. That means that over the course of the day, what they charge a customer for electricity may change, potentially several times per day. For example, rates may be higher during times of peak load, or perhaps when the weather becomes severely cold or hot.  A change in the political climate of the oil-rich Middle East could prompt a change; so can the performance of a utility company’s futures hedging program. There can be any number of reasons for utility companies to raise or lower rates intraday under a dynamic rate tariff arrangement.

The Cleartronic Solution

We have developed an automated system that will monitor a utility company’s changing rates, as well as take into consideration many other factors. As a result, the customer saves money by optimizing the settings in the home.

There are several key components to the energy management solution that we are bringing to market.

First, we have the “Plugaroo Home Controller.” This device is the size of a hockey puck. You simply plug it into any outlet in your house and Plugaroo discovers the various electrical devices operating in the home and figures out how they communicate.

The home thermostat is the first thing Plugaroo talks to. Over time, as the home gets upgraded with “smart” devices, our technology will be able to talk to all of them – and this is achieved by leveraging the communications capabilities that Cleartronic has already developed.

The other key component of our solution is a proprietary algorithm that we developed (patent pending) to monitor the rates being charged, evaluate local weather data and examine a whole slew of other data to determine the optimum settings that will save an energy consumer money on his electricity bill. This is a “learning” algorithm – and it gets smarter and smarter every month as it learns.

These two solution components comprise the cornerstone of our product offering.  They are integrated into our specially-designed managed service, and the end result is that the service simply and easily saves consumers money.

We have been studying this market for well over a year, since I first started evaluating a potential decision to join the Cleartronic team.  Energy consumption management is an exciting market in which the opportunities are still emerging and still being defined, including in the demand response segment that we are targeting.

There are many companies vying for the market’s attention and trying to carve out a competitive position in this prospectively billion dollar industry. We are one of those companies. We have been vetting the Plugaroo concept for many months now. We are enthused about the early product development results. And we believe we have a unique and powerful value proposition to offer the market.

Based on our projections, each consumer adopting Plugaroo will achieve average electricity savings of about $40 per month, meaning that Plugaroo will more than pay for itself in just a few months, and keep saving money into the future. Cleartronic will collect a small subscription fee from each Plugaroo-equipped household. So once only a small fraction of the nation’s electricity ratepayers choose our smart energy solution, our PeakPowerNet initiative will grow as a profitable business unit.  Everything else being equal, PeakPowerNet success will enhance the value of your investment in Cleartronic.

This is a new and exciting time for Cleartronic. We have a clear entrepreneurial vision. We see the road ahead. Like any company striving for success, we face challenges. At various stages of company development, we will need funding to achieve our vision. We must also maximize the business potential represented by VoiceInterop. We are confident in our ability to face these challenges.

We are poised to earn a significant return for our equity shareholders. We believe that we are on the cusp of something truly great, a product that represents a structural change in the way each American and, ultimately, everyone in the world, might live and do business.

You are with us at the beginning of Cleartronic’s new journey. We look forward to sharing our progress with you. So stay tuned! In the future, to make sure that you are among the first to see all corporate announcements please register at our website. www.cleartronic.com

Safe Harbor Statement

This press release may include predictions, estimates, opinions or statements that might be considered “forward-looking” under the provisions of the Private Securities Litigation Reform Act of 1995.  Such statements generally can be identified by phrases such as Cleartronic or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” or other, similar words or phrases.  Similarly, statements herein that describe Cleartronic’s business strategy, outlook, objectives, plans, intentions, or goals are also forward-looking statements.

All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the expectations of Cleartronic or its management.  Investors should not place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this document.  Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward looking statements in light of new information or future events.  Investors should also review Cleartronic’s most recent Form 10-K and Form 10-Q filings for a more complete discussion of these factors and other risks, particularly under the heading “Risk Factors.”

For further information contact:

SHAREHOLDER RELATIONS:

Brian Barnes

Equiti-trend Advisors, LLC

1-800-585-6988